Exhibit 99.1

Auddia Announces Pricing of $3.1 Million

Registered Direct Offering of Common Stock Priced At-The-Market

BOULDER, CO, June 13, 2023 (GLOBE NEWSWIRE) -- via NewMediaWire– Auddia Inc. (Nasdaq: AUUD) ("Auddia" or the "Company"), developer of a proprietary AI platform for audio and innovative technologies for podcasts that is reinventing how consumers engage with audio, today announced that it has entered into a securities purchase agreement with institutional investors to purchase 4,735,000 shares of common stock in a registered direct offering priced at-the-market under Nasdaq rules. The offering price for each share of common stock will be $0.65.

The gross proceeds to the Company from the registered direct are estimated to be approximately $3.1 million before deducting the placement agent’s fees and other estimated offering expenses. The offering is expected to close on or about June 15, 2023, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent and Ladenburg Thalmann & Co. Inc. is acting as financial advisor for the offering.

The shares of common stock are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-264227), which was declared effective by the United States Securities and Exchange Commission ("SEC") on April 18, 2022.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by the Company with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC's website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, at (212) 895-3745.

About Auddia Inc.

Auddia, through its proprietary AI platform for audio identification and classification and related technologies, is reinventing how consumers engage with AM/FM radio, podcasts, and other audio content. Auddia’s flagship audio superapp, called faidr, brings two industry firsts to the audio-streaming landscape: subscription-based, ad-free listening on any AM/FM radio station and podcasts with interactive digital feeds that support deeper stories and open untapped revenue streams to podcasters. faidr also delivers exclusive content and playlists, and showcases exciting new artists, hand-picked by curators and DJs. Both differentiated offerings address large and rapidly growing audiences with strong purchase intent. For more information, visit www.auddia.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about the Company's current expectations about future results, performance, prospects and opportunities. Statements that are not historical facts, such as "anticipates," "believes" and "expects" or similar expressions, are forward-looking statements. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the Company's current plans and expectations, as well as future results of operations and financial condition. These and other risks and uncertainties are discussed more fully in our filings with the Securities and Exchange Commission. Readers are encouraged to review the section titled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, as well as other disclosures contained in the Annual Report and subsequent filings made with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Kirin Smith, President
PCG Advisory, Inc.
ksmith@pcgadvisory.com

www.pcgadvisory.com